  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2019

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Note Purchase Agreement

On August 29, 2019, Staffing 360 Solutions, Inc. (the “Company”), as borrower, and certain subsidiaries of the Company, as guarantors, entered into a Fourth Omnibus Amendment and Reaffirmation Agreement with Jackson Investment Group, LLC (“Jackson”), as lender (the “Omnibus Amendment”), which, among other things, amends that certain Amended and Restated Note Purchase Agreement, dated as of September 15, 2017, as amended. Pursuant to the Omnibus Amendment, the Company agreed to issue and sell to Jackson a 18% Senior Secured Note due December 31, 2019 (the “Maturity Date”) in the aggregate principal amount of $2,538,000 (the “Term Note”).

The Term Note accrues interest on the outstanding principal amount at a rate of eighteen percent (18%) per annum. All accrued and unpaid interest on the outstanding principal balance of the Term Note will be due and payable monthly on the first day of each month, beginning on October 1, 2019, and on the Maturity Date. Pursuant to the terms of the Omnibus Amendment and the Term Note, if the Term Note is not repaid by the Maturity Date, the Company will be required to issue 100,000 shares of its common stock to Jackson on a monthly basis until the Term Note is fully repaid (the “Penalty Shares”), subject to certain exceptions to comply with Nasdaq listing standards. The Penalty Shares, if issued, will be issued under the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Pursuant to the terms of the Omnibus Amendment, the Company will use the proceeds from the Term Note to pay a portion of certain contingent consideration payments owed by the Company in connection with its prior acquisition of CBS Butler Holdings Limited, to pay transaction fees and expenses related to the transactions discussed herein and for working capital and general corporate purposes. The Omnibus Amendment contains representations and warranties of the parties customary for transactions similar to those contemplated by the Omnibus Amendment.

The foregoing description of the Omnibus Amendment and the Term Note is qualified in its entirety by reference to the full text of the Omnibus Amendment and the Term Note, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Amendment to Intercreditor Agreement

On August 29, 2019, the Company and certain of its subsidiaries, Jackson and MidCap Funding X Trust (“MidCap”) entered into a Third Amendment to Intercreditor Agreement (the “Intercreditor Amendment”), which amends that certain Intercreditor Agreement, dated September 15, 2017, by and among the Company and certain of its subsidiaries, Jackson and MidCap, to, among other things, permit the issuance of the Term Note.

The foregoing description of the Intercreditor Amendment is qualified in its entirety by reference to the full text of the Intercreditor Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 related to the Omnibus Amendment, the Term Note and the Intercreditor Amendment is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 related to the Penalty Shares is hereby incorporated by reference into this Item 3.02.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 related to the Omnibus Amendment, the Term Note and the Intercreditor Amendment is hereby incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Fourth Omnibus Amendment and Reaffirmation Agreement, dated August 29, 2019, by and among the Company, certain subsidiaries of the Company and Jackson Investment Group, LLC.
10.2	18% Senior Secured Note, due December 31, 2019, issued on August 29, 2019, to Jackson Investment Group, LLC.
10.3	Third Amendment to Intercreditor Agreement, dated August 29, 2019, by and among the Company, certain subsidiaries of the Company, Jackson Investment Group, LLC and MidCap Funding X Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2019	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chief Executive Officer